Bank of America Corporation and Subsidiaries                       Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

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                                                  Nine Months                         Year Ended December 31
                                                     Ended      ------------------------------------------------------------------
(Dollars in millions)                         September 30, 2000      1999         1998       1997          1996          1995
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
Excluding Interest on Deposits

Income before income taxes                                $9,641       $12,215    $ 8,048       $10,556      $ 9,311       $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                (28)         (167)       162           (49)          (7)          (19)

Fixed charges:
     Interest expense (including capitalized interest)    10,257        10,084      9,479         8,219        7,082         6,354
     1/3 of net rent expense                                 274           342        335           302          282           275
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        Total fixed charges                               10,531        10,426      9,814         8,521        7,364         6,629

Preferred dividend requirements                                7            10         40           183          332           426
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Earnings (excluding capitalized interest)                $20,144       $22,474    $18,024       $19,028      $16,668       $14,987
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Fixed charges and preferred dividends                    $10,538       $10,436     $9,854        $8,704       $7,696        $7,055
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Ratio of earnings to fixed charges and
   preferred dividends                                      1.91          2.15       1.83          2.19         2.17          2.12
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


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                                                  Nine Months                         Year Ended December 31
                                                     Ended      ------------------------------------------------------------------
(Dollars in millions)                         September 30, 2000      1999         1998       1997          1996          1995
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
Including Interest on Deposits

Income before income taxes                                $9,641       $12,215    $ 8,048       $10,556      $ 9,311       $ 8,377

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                (28)         (167)       162           (49)          (7)          (19)

Fixed charges:
     Interest expense (including capitalized interest)    18,340        19,086     20,290        18,903       16,682        16,369
     1/3 of net rent expense                                 274           342        335           302          282           275
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        Total fixed charges                               18,614        19,428     20,625        19,205       16,964        16,644

Preferred dividend requirements                                7            10         40           183          332           426
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Earnings (excluding capitalized interest)                $28,227       $31,476    $28,835       $29,712      $26,268       $25,002
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Fixed charges and preferred dividends                    $18,621       $19,438    $20,665       $19,388      $17,296       $17,070
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Ratio of earnings to fixed charges and
   preferred dividends                                      1.52          1.62       1.40          1.53         1.52          1.46
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
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